U.S. XPRESS ENTERPRISES, INC.

Stock Option Agreement

Under

2003 Non-Employee Directors Stock Award and Option Plan

for

_____________________

Stock Option Agreement made this ________ day of _____________, by and between U.S. Xpress Enterprises, Inc., a Nevada corporation (hereinafter referred to as the “Company”), and __________________, a non-employee director of the Company (hereinafter referred to as the “Optionee”);

W I T N E S S E T H:

WHEREAS, the shareholders of the Company approved the 2003 Non-Employee Directors Stock Award and Option Plan effective April 9, 2003 (hereinafter referred to as the “Plan”), for the purpose of (1) encouraging ownership of the Company’s common stock by non-employee directors and thereby aligning such directors’ interests with those of the shareholders of the Company, and (2) assisting the Company in securing and retaining highly qualified person s to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of the Company by affording such person an opportunity to acquire the Company’s common stock; and

WHEREAS, the Company desires to grant to the Optionee the option(s) to purchase the Company’s common stock described herein; and

WHEREAS, the Optionee desires to accept such grant.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, for other good and valuable consideration, and subject to the terms and conditions of the Plan (a copy of which is attached hereto) which are hereby incorporated by reference, the parties hereto hereby agree as follows:

1.   Administration. The plan shall be administered by the Board of Directors of the Company (the “Board”), provided that any action by the Board shall be taken only if approved by the affirmative vote of a majority of directors who are not then eligible to participate under the Plan. Except as limited under Section 10(d) of the Plan, the Board may amend, alter, suspend, discontinue, or terminate any option granted hereunder; provided, however, that without the consent of Optionee, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of Optionee with respect to any option granted to him under the Plan.

2.   Grant of Non-ISO Stock Option. Effective ________________, the Board hereby irrevocably grants to the Optionee the right and option (hereinafter referred to as the “Non-ISO Option”) to purchase from the Company ________ shares of the Company’s common stock, par value $0.01 per share, as a non-qualified stock option (hereinafter referred to as the “Non-ISO Optioned Stock”), subject to the terms and conditions hereinafter set forth.

3.   Purchase Price. The purchase price of the Non-ISO Optioned Stock shall be $________ per share (hereinafter referred to as the “Non-ISO Option Price”).

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    4.   Time and Manner of Exercise. (a) Subject to the other provisions of this Agreement, the Non-ISO Option shall become exercisable as to the percentage of the aggregate number of shares covered by such option on and after each of the following dates during the term of such option as follows:

100% on ____________
66% on ____________
33% on ____________

To the extent not previously exercised in accordance with the terms of this Agreement, the Non-ISO Option shall expire as of 11:59 p.m., Eastern Time, at the earlier of (i) ten (10) years after the date of grant, (ii) thirteen (13) months after the Optionee ceases to serve as a director of the Company due to death, incapacity, or retirement at or after age 65, or (iii) at the time the Optionee ceases to serve as a director of the Company for any reason other than death, incapacity, or retirement at or after age 65. Notwithstanding the fore going, the Non-ISO Option shall immediately become exercisable as to 100% of the aggregate number of shares covered by such option upon the Optionee ceasing to serve as a director of the Company due to death, incapacity, or retirement at or after age 65 or upon a Change in Control (as defined in Paragraph 2(b) of the Plan).

(b)    A minimum of one hundred (100) shares, or such lesser number as is exercisable if less than (100) shares are exercisable, may be purchased by the Optionee from the Company at any one time under the Non-ISO Option.

(c)    Subject to the other provisions of this Stock Option Agreement, the Non-ISO Option may be exercised, in whole or in part, by giving written notice of such exercise, in the form annexed to this Stock Option Agreement, to the Chief Financial Officer of the Company at the Company’s corporate headquarters, 4080 Jenkins Road, Chattanooga, Tennessee, 37421. In order to be effective, such notice must be accompanied by payment, in cash or in the form of a certified check or bank cashier’s check made p ayable to “U.S. Xpress Enterprises, Inc.,” of the full amount of the aggregate Option Price then being purchased. Alternatively, payment of the exercise price for such option may be made (in accordance with such procedures and limitations as the Board may deem appropriate): (A) by means of surrender to the Company of whole shares of the Company’s common stock acquired by the Optionee at least one (1) year prior to the exercise date and having a Fair Market Value (as defined in the Plan) at the time of exercise equal to the aggregate Option Price of the stock then being purchased, or (B) by means of a combination of a cash payment and surrender of such common stock.

(d)    Neither the Optionee nor his heirs, legatees, distributees, or legal representatives of his estate shall have any rights of a stockholder with respect to the Non-ISO Optioned Stock unless and until certificates for such shares have been issued upon the exercise of the Non-ISO Option. Unless otherwise provided herein, no adjustments shall be made for dividends or other rights for which the record date is prior to the date of exercise of the applicable option.

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5.  Anti-Assignment Provision. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of the Company and its subsidiaries. However, except as may be approved by the Board where such approval will not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, the Non-ISO Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and, if then required under Rule 16b-3, each such o ption shall be exercisable, during the Optionee’s lifetime, only by him or his guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Non-ISO Option may not be assigned, transferred, pledged, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except as otherwise permitted in this Section 5), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. In the event of any unapproved attempted assignment, transfer, pledge, hypothecation or other disposition of any Non-ISO Option contrary to the provisions hereof, or the levy of any attachment or similar process upon such option, such option shall automatically become null and void. Any transfer of a Non-ISO Option approved by the Board shall cause the transferee to be treated as the “Optionee” for all purposes of the Plan unless the Board directs otherwise.

6.  Termination of Directorship. In the event the Optionee shall cease to serve as a director of the Company due to death, incapacity, or retirement at or after age 65 while any portion of the Non-ISO Option remains exercisable, then such Optionee (or his successor, in the event of such Optionee’s death or legal incapacity) may exercise such option during a period of up to thirteen (13) months following the cessat ion of his service as a director. If the Optionee ceases serving as a director and, immediately thereafter, is employed by the Company or any subsidiary, then such Optionee will not be deemed to have ceased service as a director at that time, and his continued employment by the Company or any subsidiary shall be deemed to be continued service as a director solely for purposes of Section 6(b) of the Plan. All vested (as well as any non-vested) options shall expire at (a) the expiration of such option’s term or (b) such earlier date as may be fixed by the Board pursuant hereto. None of the provisions of this Section 5 shall be construed as permitting the exercise of a Non-ISO Option, or any part thereof, at any time after 10 years from the date of this Agreement.

7.   Adjustments. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, re-purchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects the Company’s common stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the participants’ rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Company’s common stock and is otherwise equitable, adjust the number or kind of shares of the Company’s common stock issuable upon exercise of the Non-ISO Option, or the Option Price per share thereof, provided that the number of shares subject to the Non-ISO Option will always be a whole number.

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8.   No Right to Continue as Director. It is understood that nothing contained in this Stock Option Agreement shall confer upon Optionee any right to continue to serve as a director of the Company.

9.   Availability of Shares; Payment of Expenses. The Company shall at all times during the term of the Non-ISO Option, reserve and keep available such number of shares of common stock as will be sufficient to satisfy the requirements of this Stock Option Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection with the issue of shares pursuant hereto and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company , shall be applicable.

10.   Governing Law. This Stock Option Agreement has been entered into pursuant to and shall be governed by the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

11.   Gender and Number. Any use of the masculine includes the feminine and the neuter; and any use of the singular includes the plural, whenever such meanings are appropriate.

12.   Headings and Definitions. The headings appearing at the beginning of each Section in this Agreement are intended only as an index and are not to be construed to vary the meaning of the provision to which they refer. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in Paragraph 2 of the Plan.

IN WITNESS WHEREOF, this Stock Option Agreement has been duly executed by the Optionee and the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized on the date and year above written.

ATTEST:	U.S. XPRESS ENTERPRISES, INC.

_________________________________	By: ________________________________
Name: ______________________________
Title: _______________________________

___________________________________
OPTIONEE
Social Security No.:___________________

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Date:________________________

U.S. Xpress Enterprises, Inc.
4080 Jenkins Road
Chattanooga, Tennessee 37421

Attention: Chief Financial Officer

Ladies and Gentlemen:

Enclosed is my check for $_____________ to cover the purchase of (i) ________ shares of U.S. Xpress Enterprises, Inc.’s common stock at $_________ per share pursuant to Non-ISO Options granted under the terms of my Stock Option Agreement with U.S. Xpress Enterprises, Inc., dated _________________, 20____.

Please register said stock in the name(s) of _________________________________ (you can either have the stock registered in your name only or in your and your spouse’s names as joint tenants with right of survivorship) and forward the stock certificates, dividends, and all other stockholder information to (give exact address) _________________________________________.

                                       ___________________________________
                                       Signature

Social Security Number: _____________________

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